SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 22, 2003

Date of Report (Date of earliest event reported)

RADIAN GROUP INC.

(Exact name of registrant as specified in its charter) ‘

DELAWARE (State or other jurisdiction of incorporation or organization)	1-11356 (Commission File No.)	23-2691170 (I.R.S. Employer Identification Number)

1601 Market Street Philadelphia, Pennsylvania (Address of principal executive offices)	19103 (Zip Code)

(215) 564-6600

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On January 22, 2003, the Registrant issued a press release announcing 2002 fourth quarter and full year results. The press release is attached as Exhibit 99.1 hereto.

On February 11, 2003, the Registrant issued a press release announcing a proposed sale of senior unsecured notes. The press release is attached as Exhibit 99.2 hereto.

On February 11, 2003, the Registrant disclosed the following information concerning potential transactions:

“As part of our strategy of providing global credit enhancement, we routinely evaluate possible acquisitions and other strategic transactions. At the present time, we are actively evaluating possible acquisitions of two foreign credit enhancement businesses. If we were to pursue both these transactions, we currently anticipate that the aggregate consideration would not exceed $200 million, and that there would not be any indebtedness assumed in connection with the transactions. We currently anticipate that at least one, and possibly both of these potential acquisitions would be made by Radian Guaranty Inc., although it is possible that one could be made by Radian Group Inc. or a new entity created for the transaction. There can be no assurance that we will consummate either of these transactions or that they would be consummated under the terms that we currently contemplate.”

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(C)    EXHIBITS

99.1 Press release issued by Radian Group Inc. dated January 22, 2003.

99.2 Press release issued by Radian Group Inc. dated February 11, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

By:	/s/ C. ROBERT QUINT

Date:    February 11, 2003

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press Release issued by Radian Group Inc. dated January 22, 2003

Exhibit 99.2	Press Release issued by Radian Group Inc. dated February 11, 2003